Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

- Net Income of $0.01 per Diluted Share for Third Quarter 2017 -
- Third Quarter 2017 Core FFO of $0.25 per Diluted Share -
- Same Property Portfolio NOI Up 9.8% Compared to Third Quarter 2016 -
- Consolidated Portfolio NOI Up 33.5% Compared to Third Quarter 2016 -
- Stabilized Same Property Portfolio Occupancy at 96.9% -
- 26.3% GAAP and 16.7% Cash Releasing Spreads -

Los Angeles, California - October 31, 2017 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the third quarter of 2017.

Third Quarter 2017 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.01 per diluted share for the quarter ended September 30, 2017, compared to $0.03 per diluted share last year.

•	Core FFO of $0.25 per diluted share for the quarter ended September 30, 2017, compared to $0.22 per diluted share last year, which represents an increase of 13.6% year-over-year.

•
Total third quarter rental revenues of $43.2 million, which represents an increase of 31.2% year-over-year. Property Net Operating Income (NOI) of $32.0 million, which represents an increase of 33.5% year-over-year.

•
Same Property Portfolio NOI increased 9.8% in the third quarter of 2017 compared to the third quarter of 2016, driven by a 7.7% increase in Same Property Portfolio total rental revenue and a 2.2% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 11.3% compared to the third quarter of 2016.

•	Signed new and renewal leases totaling 1,293,057 rentable square feet. Rental rates on new and renewal leases were 26.3% higher than prior rents on a GAAP basis and 16.7% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 96.9%, which represents an increase of 40 basis points year-over-year. Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 95.2%, which represents an increase of 220 basis points year-over-year.

•
At September 30, 2017, the consolidated portfolio including repositioning assets was 94.1% leased and 92.9% occupied, which represents an increase in occupancy of 320 basis points year-over-year. At September 30, 2017, the consolidated portfolio, excluding repositioning assets aggregating approximately 0.8 million rentable square feet, was 98.0% leased and 97.2% occupied.

•	During the third quarter of 2017, the Company acquired seven industrial properties for a total purchase price of $293.2 million.

“We are very proud of our third quarter results, which included a 9.8% increase in Same Property NOI and 1.3 million square feet of new and renewal leases signed, which exceeded our previous quarterly record. Further, these leases were signed at impressive GAAP and cash releasing spreads of 26.3% and 16.7%, respectively, which demonstrates the depth of demand for our high-quality properties within the thriving infill Southern California industrial market,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “During the quarter, we acquired $293.2 million of core and value-add industrial properties in our severely supply constrained infill submarkets, and we recently delivered and leased up 317,000 square feet of repositioned space at attractive returns. As we look ahead, we believe we are well positioned to continue to leverage our strong balance sheet, our talented team and tremendous market opportunity as we work to maximize portfolio and shareholder value in the largest and most supply-constrained industrial market in the country.”

Financial Results:

The Company reported net income attributable to common stockholders of $0.6 million, or $0.01 per diluted share, for the three months ended September 30, 2017, as compared to net income attributable to common stockholders of $2.3 million, or $0.03 per diluted share, for the three months ended September 30, 2016.

The Company reported net income attributable to common stockholders of $22.6 million, or $0.33 per diluted share, for the nine months ended September 30, 2017, as compared to net income attributable to common stockholders of $15.9 million, or $0.26 per diluted share, for the nine months ended September 30, 2016. Net income for the nine months ended September 30, 2017, included $19.2 million of gains on sale of real estate, as compared to $11.6 million for the nine months ended September 30, 2016.

The Company reported Company share of Core FFO of $18.0 million, or $0.25 per diluted share of common stock, for the three months ended September 30, 2017, as compared to Company share of Core FFO of $14.2 million, or $0.22 per diluted share of common stock, for the three months ended September 30, 2016. Adjusting for net non-core expenses and reimbursements ($16 thousand reported during the third quarter of 2017 and $0.4 million reported during the third quarter of 2016), Company share of FFO was $18.0 million, or $0.25 per diluted share of common stock, as compared to Company share of FFO of $13.9 million, or $0.21 per diluted share of common stock, for the three months ended September 30, 2016.

The Company reported Company share of Core FFO of $49.0 million, or $0.71 per diluted share of common stock, for the nine months ended September 30, 2017, as compared to Company share of Core FFO of $40.1 million, or $0.65 per diluted share of common stock, for the nine months ended September 30, 2016. Adjusting for net non-core expenses and reimbursements ($0.4 million reported during the first nine months of 2017 and $0.8 million during the first nine months of 2016), Company share of FFO was $48.6 million, or $0.70 per diluted share of common stock, as compared to Company share of FFO of $39.3 million, or $0.63 per diluted share of common stock, for the nine months ended September 30, 2016.

For the three months ended September 30, 2017, the Company’s Same Property Portfolio GAAP NOI increased 9.8% compared to the third quarter of 2016, driven by a 7.7% increase in Same Property Portfolio total rental revenue and a 2.2% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 11.3% compared to the third quarter of 2016.

Operating Results:

In the third quarter of 2017, the Company signed 127 new and renewal leases totaling 1,293,057 rentable square feet. Average rental rates on comparable new and renewal leases were up 26.3% on a GAAP basis and up 16.7% on a cash basis. The Company signed 61 new leases for 678,882 rentable square feet, with GAAP rents up 33.6% compared to the prior in-place leases. The Company signed 66 renewal leases for 614,175 rentable square feet, with GAAP rents up 21.2% compared to the prior in-place leases. For the 61 new leases, cash rents were up 21.4%, and for the 66 renewal leases, cash rents were up 13.4%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2017. See below for information regarding the supplemental information package.

Transaction Activity:

In the third quarter 2017, the Company completed seven acquisitions, for an aggregate purchase price of $293.2 million, as detailed below.

In July 2017, the Company acquired 3002-3072 Inland Empire Boulevard, a 100% leased four building ten-tenant industrial property containing 218,407 square feet on 10.82 acres, located in the Inland Empire West submarket, for $26.9 million, or approximately $123 per square foot.

In July 2017, the Company acquired 17000 Kingsview Avenue, a 100% leased two-tenant industrial building containing 100,121 square feet on 3.93 acres, located in the South Bay submarket, for approximately $14.0 million, or approximately $140 per square foot.

In July 2017, the Company acquired Rancho Pacifica Park, a 99% leased six building industrial complex containing approximately 1.17 million square feet on 56.01 acres, located in the South Bay submarket, for $210.5 million, or approximately $180 per square foot.

In July 2017, the Company acquired 11190 White Birch Drive, a 100% leased single-tenant industrial property containing 201,035 square feet on 9.27 acres, located in the Inland Empire West submarket, for approximately $19.8 million, or approximately $99 per square foot.

In July 2017, the Company acquired 4832-4850 Azusa Canyon Road, a 100% leased two-tenant industrial property containing 87,421 square feet on 3.5 acres, located in the San Gabriel Valley submarket, for approximately $14.6 million, or approximately $166 per square foot.

In September 2017, the Company acquired 1825 South Soto Street, a 100% leased industrial property containing 25,040 square feet on 1.03 acres, located in the Central Los Angeles submarket, for approximately $3.5 million, or approximately $139 per square foot.

In September 2017, the Company acquired 19402 South Susana Road, a 100% leased single-tenant industrial property containing 74,000 square feet of paved land with a 15,433 square foot building, located in the South Bay submarket, for approximately $3.9 million, or approximately $255 per square foot.

Balance Sheet:

In July 2017, the Company issued through a private placement $125.0 million of 10-year senior guaranteed notes carrying a fixed annual interest rate of 3.93%. The net proceeds from the issuance of the notes were used to finance the acquisition of Rancho Pacifica Park.

As of September 30, 2017, the Company had $667.0 million of outstanding debt, with an average interest rate of 3.346% and an average term-to-maturity of 5.9 years. As of September 30, 2017, approximately $392 million, or 59%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.83% and an average term-to-maturity of 6.6 years. The remaining $275 million, or 41%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.43% and an average term-to-maturity of 4.9 years. During 2016, the Company executed two interest rate swaps to hedge $225 million of its remaining floating-rate debt beginning in 2018 when the swaps become effective. If these two interest rate swaps were effective as of September 30, 2017, the Company’s debt would be 93% fixed and 7% variable.

In September 2017, the Company launched a new ATM program with a total capacity of $300 million, having exhausted the previous $125 million and $150 million ATM programs earlier this year. The Company issued an aggregate of 6,805,820 shares of common stock during the quarter ended September 30, 2017. The shares were issued at a weighted average price of $29.09 per share, providing gross proceeds of approximately $198.0 million and net proceeds of approximately $195.0 million. As of September 30, 2017, the new program had approximately $256.6 million of remaining capacity.

Guidance

The Company is updating its full year 2017 guidance for Company share of Core FFO to a range of $0.94 to $0.96 per diluted share of common stock. This Core FFO guidance refers only to the Company’s in-place portfolio as of October 31, 2017, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. Full year guidance assumes the following: year-end Same Property Portfolio occupancy within a range of 95% to 96%, year-end Stabilized Same Property Portfolio occupancy within a range of 97% to 98%, Same Property Portfolio NOI growth for the year of 7.5% to 8.5% and general and administrative expenses of $21.3 million to $21.7 million.

The Company does not provide a reconciliation for its guidance range of Core FFO per diluted share to net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is impractical to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, including, for example, acquisition costs, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Core FFO per diluted share would imply a degree of precision as to its forward-looking net income attributable to common stockholders per diluted share that would be confusing or misleading to investors.

Dividends:

On October 30, 2017, the Board of Directors declared a dividend of $0.145 per share for the fourth quarter of 2017, payable in cash on January 15, 2018, to common stockholders and common unit holders of record as of December 29, 2017.

On October 30, 2017, the Board of Directors also declared a cash dividend of $0.36719 per share payable to its Series A Cumulative Redeemable Preferred stockholders, payable in cash on December 29, 2017, to stockholders of record as of December 15, 2017.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, November 1, 2017, at 1:00 p.m. Eastern Time to review third quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through December 1, 2017, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13672041.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 146 properties with approximately 18.0 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal fee reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2016, and still owned by us as of September 30, 2017. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2016 through September 30, 2017. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning (defined below) or lease-up in connection with or following a completed repositioning. As of September 30, 2017, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 190,158 rentable square feet at three of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a property to be stabilized once it reaches 95% occupancy.

Contact:
Investor Relations:

Stephen Swett
424 256 2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Land	$925,360	$683,919
Buildings and improvements	1,051,037	811,614
Tenant improvements	47,663	38,644
Furniture, fixtures, and equipment	167	174
Construction in progress	33,158	17,778
Total real estate held for investment	2,057,385	1,552,129
Accumulated depreciation	(165,385)	(135,140)
Investments in real estate, net	1,892,000	1,416,989
Cash and cash equivalents	12,918	15,525
Notes receivable	—	5,934
Rents and other receivables, net	3,040	2,749
Deferred rent receivable, net	14,929	11,873
Deferred leasing costs, net	10,756	8,672
Deferred loan costs, net	2,084	847
Acquired lease intangible assets, net	49,147	36,365
Acquired indefinite-lived intangible	5,156	5,170
Interest rate swap asset	4,752	5,594
Other assets	7,144	5,290
Acquisition related deposits	1,075	—
Total Assets	$2,003,001	$1,515,008
LIABILITIES & EQUITY
Liabilities
Notes payable	$664,209	$500,184
Interest rate swap liability	785	2,045
Accounts payable, accrued expenses and other liabilities	22,190	13,585
Dividends payable	11,580	9,282
Acquired lease intangible liabilities, net	18,147	9,130
Tenant security deposits	19,149	15,187
Prepaid rents	5,738	3,455
Total Liabilities	741,798	552,868
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 5.875% series A cumulative redeemable preferred stock, liquidation preference $25.00 per share, 3,600,000 shares outstanding as of September 30, 2017 and December 31, 2016, respectively ($90,000 liquidation preference)	86,651	86,651
Common Stock, $0.01 par value 490,000,000 shares authorized and 77,595,240 and 66,454,375 shares outstanding as of September 30, 2017 and December 31, 2016, respectively	773	662
Additional paid in capital	1,213,123	907,834
Cumulative distributions in excess of earnings	(67,578)	(59,277)
Accumulated other comprehensive income	3,870	3,445
Total stockholders’ equity	1,236,839	939,315
Noncontrolling interests	24,364	22,825
Total Equity	1,261,203	962,140
Total Liabilities and Equity	$2,003,001	$1,515,008

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
RENTAL REVENUES
Rental income	$36,748	$28,285	$97,494	$77,903
Tenant reimbursements	6,279	4,467	16,606	12,144
Other income	203	192	550	764
TOTAL RENTAL REVENUES	43,230	32,944	114,650	90,811
Management, leasing and development services	109	131	380	376
Interest income	—	228	445	228
TOTAL REVENUES	43,339	33,303	115,475	91,415
OPERATING EXPENSES
Property expenses	11,229	8,978	29,987	24,480
General and administrative	5,843	5,067	16,052	13,190
Depreciation and amortization	17,971	13,341	46,085	37,165
TOTAL OPERATING EXPENSES	35,043	27,386	92,124	74,835
OTHER EXPENSES
Acquisition expenses	16	380	421	1,490
Interest expense	6,271	3,804	14,571	10,774
TOTAL OTHER EXPENSES	6,287	4,184	14,992	12,264
TOTAL EXPENSES	41,330	31,570	107,116	87,099
Equity in income from unconsolidated real estate entities	—	1,328	11	1,451
Loss on extinguishment of debt	—	—	(22)	—
Gains on sale of real estate	—	—	19,237	11,563
NET INCOME	2,009	3,061	27,585	17,330
Less: net income attributable to noncontrolling interest	(21)	(63)	(684)	(533)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	1,988	2,998	26,901	16,797
Less: preferred stock dividends	(1,322)	(661)	(3,966)	(661)
Less: earnings attributable to participating securities	(80)	(70)	(327)	(223)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$586	$2,267	$22,608	$15,913
Net income attributable to common stockholders per share – basic	$0.01	$0.03	$0.33	$0.26
Net income attributable to common stockholders per share – diluted	$0.01	$0.03	$0.33	$0.26

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	September 30, 2017		September 30, 2016		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	95.4%	98.3%	92.7%	97.5%	270 bps	80 bps
Orange County	95.1%	96.2%	86.7%	95.2%	840 bps	100 bps
San Bernardino County	98.3%	98.3%	95.2%	95.2%	310 bps	310 bps
San Diego County	94.5%	94.5%	96.9%	96.9%	(240) bps	(240) bps
Ventura County	92.3%	92.3%	94.3%	94.3%	(200) bps	(200) bps
Total/Weighted Average	95.2%	96.9%	93.0%	96.5%	220 bps	40 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2017, adjusted for space aggregating 190,158 rentable square feet at three properties that were in various stages of repositioning or lease-up as of September 30, 2017.

(2)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2016, adjusted for space aggregating 412,888 rentable square feet at six properties that were in various stages of repositioning or lease-up as of September 30, 2016.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Rental income	$25,155	$23,359	$1,796	7.7%	$73,682	$68,541	$5,141	7.5%
Tenant reimbursements	3,834	3,508	326	9.3%	11,536	10,394	1,142	11.0%
Other income	134	171	(37)	(21.6)%	436	592	(156)	(26.4)%
Total rental revenues	29,123	27,038	2,085	7.7%	85,654	79,527	6,127	7.7%
Property expenses	7,655	7,493	162	2.2%	22,791	21,449	1,342	6.3%
Same Property Portfolio NOI	$21,468	$19,545	$1,923	9.8%	$62,863	$58,078	$4,785	8.2%
Straight-line rents	(730)	(887)	157	(17.7)%	(2,150)	(2,177)	27	(1.2)%
Amortization above/below market leases	73	41	32	78.0%	246	124	122	98.4%
Same Property Portfolio Cash NOI	$20,811	$18,699	$2,112	11.3%	$60,959	$56,025	$4,934	8.8%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$2,009	$3,061	$27,585	$17,330
Add:
General and administrative	5,843	5,067	16,052	13,190
Depreciation and amortization	17,971	13,341	46,085	37,165
Acquisition expenses	16	380	421	1,490
Interest expense	6,271	3,804	14,571	10,774
Loss on extinguishment of debt	—	—	22	—
Deduct:
Management, leasing and development services	109	131	380	376
Interest income	—	228	445	228
Equity in income from unconsolidated real estate entities	—	1,328	11	1,451
Gains on sale of real estate	—	—	19,237	11,563
Net operating income (NOI)	$32,001	$23,966	$84,663	$66,331
Non-Same Property Portfolio operating revenues	(14,107)	(5,906)	(28,996)	(11,284)
Non-Same Property Portfolio property expenses	3,574	1,485	7,196	3,031
Same Property Portfolio NOI	$21,468	$19,545	$62,863	$58,078
Straight-line rents	(730)	(887)	(2,150)	(2,177)
Amort. above/below market leases	73	41	246	124
Same Property Portfolio Cash NOI	$20,811	$18,699	$60,959	$56,025

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$2,009	$3,061	$27,585	$17,330
Add:
Depreciation and amortization	17,971	13,341	46,085	37,165
Depreciation and amortization from unconsolidated joint ventures(1)	—	—	—	10
Deduct:
Gains on sale of real estate	—	—	19,237	11,563
Gain on acquisition of unconsolidated joint venture property	—	1,332	11	1,332
Funds From Operations (FFO)	$19,980	$15,070	$54,422	$41,610
Less: preferred stock dividends	(1,322)	(661)	(3,966)	(661)
Less: FFO attributable to noncontrolling interest(2)	(491)	(424)	(1,408)	(1,294)
Less: FFO attributable to participating securities(3)	(133)	(111)	(408)	(349)
Company share of FFO	$18,034	$13,874	$48,640	$39,306

FFO per common share - basic	$0.25	$0.21	$0.71	$0.64
FFO per common share - diluted	$0.25	$0.21	$0.70	$0.63

FFO	$19,980	$15,070	$54,422	$41,610
Adjust:
Legal fee reimbursements	—	—	—	(643)
Acquisition expenses	16	380	421	1,490
Core FFO	$19,996	$15,450	$54,843	$42,457
Less: preferred stock dividends	(1,322)	(661)	(3,966)	(661)
Less: Core FFO attributable to noncontrolling interest(2)	(492)	(435)	(1,420)	(1,318)
Less: Core FFO attributable to participating securities(3)	(133)	(114)	(411)	(356)
Company share of Core FFO	$18,049	$14,240	$49,046	$40,122

Core FFO per common share - basic	$0.25	$0.22	$0.71	$0.65
Core FFO per common share - diluted	$0.25	$0.22	$0.71	$0.65

Weighted-average shares of common stock outstanding – basic	72,621	65,707	68,984	61,695
Weighted-average shares of common stock outstanding – diluted	73,068	65,994	69,365	61,920

(1)
Amount represents our 15% ownership interest in a joint venture that owned the property located at 3233 Mission Oaks Boulevard for periods prior to July 6, 2016, when we acquired the remaining 85% ownership interest.

(2)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.